UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 14, 2006

MPW INDUSTRIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

OHIO	0-23335	31-1567260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9711 Lancaster Road, S.E., Hebron, Ohio	43025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (740) 927-8790

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On April 14, 2006, MPW Industrial Services Group, Inc. (the “Company” or “MPW”) entered into a definitive merger agreement with Noir Acquisition Corporation, a newly created corporation controlled by Monte R. Black, Chairman of the Board of Directors, Chief Executive Officer and President of MPW. Under the terms of the proposed merger, shareholders of outstanding public shares of MPW not controlled by Mr. Black or his immediate family would receive $2.55 per share in cash, and Mr. Black and his immediate family would acquire 100% ownership of MPW.

The merger is subject to a number of conditions, including the approval of the holders of 66-2/3% of the outstanding shares of MPW and the simultaneous closing of debt financing arrangements with LaSalle Bank. LaSalle Bank NA has committed, subject to customary conditions, to provide debt financing for the transaction. The merger is expected to be completed in the third quarter of calendar year 2006, subject to customary conditions and approvals.

A copy of the Agreement and Plan of Merger is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

The Company will file a proxy statement and other documents regarding the proposed merger with the U.S. Securities and Exchange Commission (“SEC”). The definitive proxy statement will be sent to shareholders of MPW seeking their approval of the merger agreement at a special meeting of shareholders. Shareholders are urged to read the proxy statement and any other relevant document when they become available, because they will contain important information about MPW, the proposed merger and related matters. Shareholders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by MPW with the SEC at the SEC’s web site at www.sec.gov. The definitive proxy statement (when available) and other related SEC documents may also be obtained free of charge by directing a request to Robert Valentine, MPW Industrial Services Group, Inc., 9711 Lancaster Road, S.E., Hebron, 43025, tel: (740) 927-8790.

In addition to MPW, the Company’s directors and executive officers may be deemed to be participants in the solicitation from MPW shareholders of proxies in favor of approval of the merger agreement. Such participants may have interests in the merger, including as a result of holding shares of MPW common stock or derivative securities, such as stock options, the value of which is related to the price of MPW common stock. Information regarding the participants and their interests will be contained in the proxy statement to be filed by MPW with the SEC in connection with the special meeting of shareholders.

Section 9. Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(a)	None required.

(b)	None required.

(c)	Exhibits

99.1	Agreement and Plan of Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPW Industrial Services Group, Inc.
(Registrant)

Date: April 20, 2006	By:	/s/ Robert Valentine
Robert Valentine
Vice President, Chief Operating Officer, Chief Financial Officer, Secretary and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Agreement and Plan of Merger